UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 29, 2021

Epsilon Energy Ltd.

(Exact name of registrant as specified in its charter)

Alberta, Canada	001-38770	98-1476367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16945 Northchase Drive, Suite 1610

Houston, Texas 77060

(Address of principal executive offices, including zip code)

(281) 670-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	EPSN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Director

On January 29, 2021, Ryan Roebuck advised the Board of Directors (the “Board”) of Epsilon Energy Ltd., a company organized under the laws of Alberta (the “Company”), of his intent to resign from the Board, the Audit Committee of the Board (the “Audit Committee”), the Compensation, Nominating, and Corporate Governance Committee of the Board (the “Compensation Committee”), and Conflicts Committee of the Board (the “Conflicts Committee”), effective immediately.

Mr. Roebuck’s resignation did not result from a disagreement with the Company or any of its officers or other directors on any matter relating to the operations, policies or practices of the Company.

(d) Appointment of Director

On January 29, 2021, the Board determined to increase the size of the Board from 7 members to 9. The Board appointed Mr. Stankowski (age 50) and Mr. Winn (age 58) to the Board, effective immediately, to fill the vacancies created by this increase.

Mr. Stankowski and Mr. Winn will serve as directors with an initial term expiring at the Company’s 2021 Annual General Meeting of Shareholders, and both will serve until his successor shall have been duly elected and qualified or until his earlier resignation or removal.

The Board determined that both Mr. Stankowski and Mr. Winn are independent in accordance with the applicable rules of the NASDAQ Stock Market.

The Board approved an increase of the Audit Committee from three to five members, effective immediately. The Board, finding Mr. Winn and Mr. Stankowski duly qualified and independent in accordance with the applicable rules of the NASDAQ Stock Market, appointed Mr. Winn and Mr. Stankowski to serve as members of the Audit Committee, effective immediately. The Board also appointed Mr. Winn as chair of the Audit Committee, effective immediately. In addition, Mr. Finlayson resigned from the Audit Committee and was appointed to the Compensation Committee, effective immediately.

Mr. Stankowski has been in the investment industry since 1992. He began his career at Prudential Securities in San Francisco and spent eight years in structured finance at CMA Capital Management, where he acted in a number of roles, including specializing in corporate retirement planning, structuring complex investment and financing structures for Fortune 1000 companies. Mr. Stankowski founded Clayton Partners LLC and The Clayton Capital Appreciation Fund, L.P. in 2003. He became designated as a Chartered Financial Analyst in 2003 and received a B.S. in Economics from the University of California, Santa Cruz in 1992.

Mr. Winn recently retired from a 36 year career in public accounting that involved extensive board interaction. From 2003 until July 2020, Mr. Winn was an Audit Partner for Grant Thornton LLP, which is an independent audit, tax, and advisory firm and the U.S. member firm of Grant Thornton International Ltd. During his tenure, Mr. Winn served as audit department head, industry program leader, an engagement partner, quality control reviewer, and was a relationship partner to large clients. Mr. Winn has extensive Securities and Exchange Commission reporting experience with registration statements and annual and quarterly filings. Mr. Winn served as a Director for PricewaterhouseCoopers LLP during 2002-2003 and previously as a Partner with Arthur Andersen LLP from 1985-2002. Mr. Winn was awarded a B.B.A. from the University of Oklahoma in 1984 and is a Certified Public Accountant licensed in Texas and Oklahoma. He is also a member of AICPA.

There have been no arrangements or understandings between Mr. Stankowski or Mr. Winn and any other person pursuant to which either was elected as a director. Neither Mr. Stankowski nor Mr. Winn is a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Stankowski and Mr. Winn will receive cash and equity compensation for their services on the Board and any applicable committees, in accordance with the Company’s standard non-employee director compensation package as described in the Company’s definitive Proxy Statement dated August 4, 2020 and filed with the SEC on August 4, 2020, which description is incorporated into this Item 5.02 by reference.

A copy of the press release announcing Mr. Stankowski and Mr. Winn’s appointments is attached hereto as Exhibit 99.1.

(e) Compensatory Arrangements of Certain Officers

On January 13, 2021, the independent Compensation Committee, approved the terms of an employment agreement for the Company’s Chief Executive Officer, Michael Raleigh (the “Raleigh Employment Agreement”). During the last three years, Mr. Raleigh worked for the Company as Chief Executive Officer without a salary; however, he was granted equity awards during these three years, as previously disclosed. Mr. Raleigh entered into the Raleigh Employment Agreement with Epsilon Energy USA, Inc., a wholly owned subsidiary of the Company, on February 2, 2021. The Raleigh Employment Agreement is effective as of January 1, 2021.

The Raleigh Employment Agreement has a term of one year, beginning on January 1, 2021, and thereafter renews automatically for subsequent periods of one year unless either of the parties provides written notice of non-renewal to the other at least 60 days prior to the end of the then-current period. Mr. Raleigh will receive a base salary of $150,000, which may be increased by the Company from time to time. Mr. Raleigh will also (i) receive an equity award in an amount having a value equal to one time Mr. Raleigh’s base salary, and (ii) in the discretion of the Board, be eligible to receive an additional equity award having a value equal to up to two times Mr. Raleigh’s base salary. The Board may, in its sole discretion, grant Mr. Raleigh’s equity award in cash. The performance targets that must be achieved in order for Mr. Raleigh to be eligible for the discretionary equity award described in clause (ii) above will be established by the Board (or a committee thereof) annually and communicated to Mr. Raleigh. Mr. Raleigh is also entitled to participate in any bonus or payout plan that the Company may offer its executives from time to time, but Mr. Raleigh must be employed on the date that such bonus would be made.

For the fiscal year ending December 31, 2020, Mr. Raleigh is guaranteed compensation equal to $450,000, which shall be composed of a cash payment and equity award. Mr. Raleigh will not receive a signing bonus. Mr. Raleigh is entitled to participate in all applicable Company benefit plans, programs, or arrangements that the Company may offer its executives of like status from time to time.

If Mr. Raleigh is terminated for Cause (as such term is defined in the Raleigh Employment Agreement), the Company must pay Mr. Raleigh compensation earned by him up to the termination date, and no other compensation, bonus, or other amount. If Mr. Raleigh terminates the Raleigh Employment Agreement voluntarily and without Good Reason (as such term is defined in the Raleigh Employment Agreement), the Company must pay Mr. Raleigh compensation earned by him up to the end of his 30-day notice period, but no other compensation, bonus, or other amount.

If Mr. Raleigh is terminated without Cause or he terminates his employment for Good Reason (as such terms are defined in the Raleigh Employment Agreement), the Company must pay Mr. Raleigh the compensation earned by him up to the termination date, the bonus he would have been entitled to for that year if the determination for the bonus was made as of the termination date, and a severance amount equal to 12 months of his base salary (the “Severance Amount”). However, the Company’s obligation to pay the Severance Amount is conditioned on Mr. Raleigh (i) complying with all post-termination obligations under the Raleigh Employment Agreement, and (ii) executing a separation release.

Additionally, if Mr. Raleigh elects to continue his health benefits coverage through the Company’s or its affiliates’ group insurance plan beyond his termination date, the Company is responsible for paying the premium in full for the 12 months following Mr. Raleigh’s termination date. After this twelve month period, Mr. Raleigh will be eligible to continue coverage, pursuant to the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”), and will be responsible for the entire COBRA premium for the remainder of the applicable COBRA continuation period.

In the event of a change in control of the Company and provided that Mr. Raleigh’s service as CEO has not previously been terminated, Mr. Raleigh will be entitled to receive an amount equal to 12 months of his base salary. The severance benefits described in a Change in Control situation are generally subject to Mr. Raleigh’s execution of a release of claims against the Company and continued compliance with certain confidentiality, non-compete and non-solicitation obligations.

The foregoing descriptions of the Raleigh Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibits 10.1, to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2021, the Board approved and adopted amendments to the Company’s bylaws, subject to shareholder ratification and confirmation. The bylaws, as amended, are currently effective, and the Board is required by the Business Corporations Act (Alberta), as amended (the “ABCA”), to submit the bylaw amendment to shareholders for consideration at the Company’s next shareholder meeting (the “Meeting”). The amendments to the bylaws will cease to be effective if they are not ratified and confirmed by the shareholders at the Meeting.

As approved, the amendment amends:

•	Section 4.02, which requires at least half of the directors to be “resident Canadians,” as defined in the ABCA;

•	Section 4.09, which requires that directors only transact business at meetings where at least one-quarter of the directors present are “resident Canadians,” subject to certain exceptions;

•	Section 5.01, which requires that the managing director be a “resident Canadian,” and at least half of the members of a committee appointed by the directors must be “resident Canadians;”

•	Section 6.01, which requires that a managing director must be a “resident Canadian;” and

•	Section 6.03, which requires that a managing director must be a “resident Canadian.”

As approved, the amendment revises Sections 4.02, 4.09, 5.01, 6.01, and 6.03 as follows:

•	Revise Section 4.02 to eliminate the requirement that directors be resident Canadian ;

•	Delete Section 4.09 in its entirety to eliminate the number of “resident Canadian” directors required to be present for the Board to transact business at a meeting;

•	Revise Section 5.01 to eliminate the requirement that the managing director must be a “resident Canadian” and the requirement that at least half of the members of a committee appointed by the Board must be “resident Canadians;” and

•	Revise Sections 6.01 and 6.03 to eliminate the requirement that a managing director must be a “resident Canadian.”

The Company remains subject to the ABCA. The foregoing description of the changes to the Company’s bylaws is qualified in its entirety by reference to the full text of the amended Sections 4.02, 4.09, 5.01, 6.01, and 6.03 of the Company’s bylaws, which is included as Exhibit 3.1 hereto with a marked version attached hereto as Exhibit 3.2, both incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On February 2, 2021, the Company issued a press release announcing the appointment of Mr. Stankowski and Mr. Winn to the Board, and Mr. Roebuck’s resignation from the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K pursuant to this “Item 7.01 Regulation FD Disclosure” shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. The information in this section of this Current Report on Form 8-K shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to the bylaws of Epsilon Energy Ltd. (as adopted January 29, 2021) (filed herewith)
3.2	Marked bylaws of Epsilon Energy Ltd. (as adopted January 29, 2021) (filed herewith)
10.1	Raleigh Employment Agreement (filed herewith)
99.1	Press Release (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPSILON ENERGY LTD.

By:	/s/ Lane Bond
Lane Bond
Chief Financial Officer

Date: February 2, 2021